SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN MED RES INC

          GABELLI FOUNDATION
                                 2/14/97           10,000-           40.0000
          GABELLI SECURITIES,INC.
                                 2/14/97           10,000-           40.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 2/14/97           20,000-           40.0000
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 2/14/97            6,000-           40.0000
          GIL II, LTD.
                                 2/14/97           20,000-           40.0000
          GABELLI INTERNATIONAL LTD
                                 2/14/97           10,000-           40.0000
          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 2/14/97          330,000-           40.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 2/14/97          110,000-           40.0000
               THE GABELLI ABC FUND
                                 2/14/97           60,000-           40.0000
          GAMCO INVESTORS, INC.
                                 2/14/97          100,000-           40.0000
          GAMCO INVESTORS, INC.
                                 2/14/97          598,600-           40.0000
                                 2/11/97            2,000            39.8750
                                 2/11/97            1,000-           39.8750
                                 2/06/97              500            39.6250
                                 1/29/97           20,000            39.5000
                                 1/29/97           20,000-           39.5000
          GABELLI ASSOCIATES LTD
                                 2/14/97           30,000-           40.0000
                                 2/13/97           10,000            39.8750
          GABELLI ASSOCIATES FUND
                                 2/14/97          176,000-           40.0000
                                 2/14/97              100            39.8750
                                 2/13/97           15,000            39.8750
          GABELLI PROFIT SHARING PLAN
                                 2/14/97           10,000-           40.0000
          ALCE PARTNERS LP
                                 2/14/97           10,000-           40.0000






          (1) EXCEPT FOR SALES OCCURING ON 2/14/97 WHICH WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS SCHEDULE 13D, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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